Exhibit 99.1

Contact:	Valerie Evans
Corporate Services
(972) 420-8339

HORIZON HEALTH DECLARES TWO-FOR-ONE SPLIT

LEWISVILLE, Texas (May 11, 2005) — Horizon Health Corporation (NASDAQ/NM:HORC) today announced that the Horizon Board of Directors has approved a two-for-one stock split to be effected in the form of a 100% stock dividend. One additional share of common stock will be issued for each outstanding share of common stock held by stockholders of record at the close of business on May 31, 2005. The additional shares will be distributed on June 15, 2005. Horizon currently has approximately 7.38 million shares of common stock outstanding.

Horizon Health Corporation is a leading contract manager of clinical services for acute care hospitals and employers and an owner of behavioral health care facilities.

The statements contained herein based on future expectations rather than on historical facts are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995 that involve a number of risks and uncertainties. Factors that could cause actual results to differ materially from those in any such forward-looking statements include, but are not limited to, the ability to consummate additional acquisitions, the ability to integrate the existing operations on a cost-effective basis, adverse changes in reimbursement to psychiatric hospitals by federal and state health care programs and other third-party payors and various other risks as outlined in Horizon’s Securities and Exchange Commission filings. There can be no assurance that statements made in this press release relating to future events will be achieved. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

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